Exhibit 99.1

SEPARATION AGREEMENT AND FULL RELEASE OF ALL CLAIMS

Whereas, Gregory Davault ("Employee") has been employed by Ekso Bionics, Inc., a wholly owned subsidiary of Ekso Bionics Holding, Inc., a Nevada corporation ("EBHI"), and served as an officer of EBHI.

Whereas, for valuable consideration, Employee gives this Separation Agreement and Full Release of All Claims ("Separation Agreement") to EBHI and Ekso Bionics, Inc., and their parents, subsidiaries, affiliates, agents, officers, directors and employees, and all of their predecessors and successors (all referred to here as "the Company").

1.                  Separation Date: May 15, 2018 will be Employee's last day of employment with the Company (the "Separation Date). Accordingly, effective on the Separation Date, Employee hereby resigns as an employee, executive and officer of EBHI and Ekso Bionics, Inc., and from any other position Employee may hold with the Company or any of its subsidiaries. The Company accepts Employee's resignation, and the parties agree that Employee's separation shall be characterized as a voluntary resignation.

2.                  Acknowledgment of Payment of Wages: Using the above-referenced Separation Date as Employee's last date of employment with the Company, by his signature below, Employee acknowledge that his final paycheck with the Company shall be in the gross amount of $27,922.40, less applicable withholdings and deductions, for all wages, salary, bonuses, commissions, reimbursable expenses, accrued vacation and any similar payments due Employee from the Company as of the Separation Date. A statement explaining this final paycheck is attached hereto as Exhibit A. By signing below, Employee acknowledges that the Company does not owe Employee any other wages, salary, commissions, reimbursable expenses, accrued vacation and any similar payments.

3.                  Separation Compensation: In exchange for Employee's agreement to the general release and waiver of claims and covenant not to sue set forth in Sections 7 and 8 below and Employee's other promises herein, the Company agrees to provide Employee with the following separation compensation ("Separation Compensation"):

a.                   Severance: The Company will pay Employee, following the Effective Date (as defined in Section 16 below) of this Separation Agreement, an aggregate lump sum cash payment of eighty-five thousand nine hundred fifty dollars and no cents ($85,950.00), which represents (a) $82,500, which is four months of base pay on the current annual salary of $247,500; plus (b) $1,800, which represents four month’s worth of the Company’s standard contribution towards a partipating employee’s insurance; and (c) $1,650, which represents the current value of 1/3 of the RSUs that would have vested on April 20, 2019 (had service continued through then), subject to the Company's regular payroll practices and required withholdings, and

b.                  Stock options: Each of Employee's previously granted stock options, which are set forth on Exhibit B hereto (collectively, "Equity Awards"), that would first have become vested or exercisable during the period of four (4) months commencing on the Separation Date (the “Severance Period”) if Employee continued to be employed by the Company shall become vested and exercisable on the Separation Date, and all exercisable Equity Awards (including those with accelerated exercisability) shall remain exercisable until May 15, 2023 or, if earlier, until the latest date upon which the Equity Awards could have been exercised in any circumstance under the original award (the "Latest Expiration Date), and

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c.                   Benefits: Employee does not currently participate, nor has he participated this year, in the Company’s group health, dental, or vision plans. Accordingly, Employee acknowledges that he is not a qualified beneficiary under COBRA, and is not eligible for COBRA continuation coverage.

By signing below, Employee acknowledges that Employee is receiving the Separation Compensation set forth in this section in consideration for waiving Employee's rights to claims referred to in this Separation Agreement and that Employee would not otherwise be entitled to the Separation Compensation.

4.                  Return of Company Property: Employee hereby warrants to the Company that Employee has returned to the Company all property or data of the Company of any type whatsoever that has been in Employee's possession or control.

5.                  Confidential Information: Employee hereby acknowledges and agrees that Employee is bound by the attached Confidential Information and Invention Assignment Agreement (Exhibit C hereto), and that the restrictions concerning but not limited to interference with business, use of confidential and proprietary information, assignment of inventions and patents, and confidentiality set forth in Sections 5, 6 and 7 of the Employment Agreement between Employee and EBHI , shall survive after the Separation Date and remain in full force and effect in accordance with their terms. Employee further acknowledges and agrees that as a result of Employee's employment with the Company, Employee has had access to the Company's Confidential Information (as defined in the Employment Agreement), that Employee will hold all Confidential Information in strictest confidence, and that Employee will not make use of such Confidential Information on behalf of any entity or person. Employee further confirms that Employee has delivered to the Company all documents and data of any nature containing or pertaining to such Confidential Information and that Employee has not taken with him any such documents or data or any reproduction thereof.

6.                  Cooperation:

a.                   During the Severance Period, Employee agrees to cooperate with the Company, as reasonably requested by the Company by responding to questions, executing documents, and cooperating with the Company and its accountants and legal counsel with respect to business issues, and/or claims and litigation of which Employee has personal or corporate knowledge. Employee agrees that he shall make himself available at reasonable times and upon reasonable notice to answer questions or provide other information within Employee's possession as requested by the Company relating to the Company, its subsidiaries and/or their respective operations in order to facilitate the smooth transition of Employee's duties to Employee's successor.

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b.                  At the request of the Company, Employee agrees to cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company, including without limitation any claims or actions against its officers, directors and employees. Employee's cooperation in connection with such actions or claims shall include, without limitation, him being available to meet with the Company or its designees in connection with any regulatory matters, to prepare for any proceeding (including, without limitation, depositions, consultation, discovery or trial), to provide affidavits, to assist with any audit, inspection, proceeding or other inquiry, and/or to act as a witness in connection with any litigation or other legal or regulatory proceeding affecting the Company, any of its subsidiaries or any of their officers, directors or employees.

7.                  General Release and Waiver of Claims:

a.                   The payments and promises set forth in this Separation Agreement are in full satisfaction of all accrued salary, vacation pay, sick leave benefits, bonus and commission pay, severance pay, profit-sharing, stock options, termination benefits or other compensation to which Employee may be entitled by virtue of Employee's employment with the Company or Employee's separation from the Company. To the fullest extent permitted by law, Employee hereby release and waives any other claims Employee may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, parents, predecessors, successors and assigns, insurers, and third-party administrators (collectively, the "Releasees"), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of the Employment Agreement or other contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of Employee's employment or his separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.

b.                  By signing below, Employee expressly waives any benefit of Section 1542 of the Civil Code of the State of California, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

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c.                   Employee and the Company do not intend to release claims that Employee may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802.

8.                  Covenant Not to Sue:

a.                   To the fullest extent permitted by law, at no time subsequent to the Effective Date of this Separation Agreement will Employee pursue, or cause or knowingly permit the prosecution of, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which Employee may now have, have ever had, or may in the future have against any of the Releasees, which is based in whole or in part on any matter covered by this Separation Agreement.

b.                  Nothing in this section shall prohibit Employee from filing a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, or other applicable state agency. However, Employee understands and agrees that, by entering into this Separation Agreement, Employee is releasing any and all individual claims for relief.

c.                   Nothing in this section shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Separation Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

9.                  Nondisparagement: Employee agrees that he will not disparage any of the Company, its subsidiaries or any of their products, services, officers or directors with any written or oral statement.

Nothing in this paragraph shall prohibit Employee from providing truthful information in response to a subpoena or in connection with any other legal process. The Company agrees that it will direct its officers, directors and agents not to make or publish any disparaging statements concerning Employee or his job performance while employed by the Company. Notwithstanding the preceding sentences, Employee and the Company's officers, directors and agents shall testify truthfully if required to testify in any state or federal court or administrative or regulatory agency proceeding or investigation.

10.              Confidentiality: The contents, terms and conditions of this Separation Agreement must be kept confidential by Employee and may not be disclosed except to Employee's immediate family, accountant or attorneys or pursuant to subpoena or court order. Employee agrees that if Employee is asked for information concerning this Separation Agreement, Employee will state only that he and the Company reached an amicable resolution of any disputes concerning Employee's separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Separation Agreement.

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11.              No Admission of Liability: This Separation Agreement is not and shall not be construed or contended by Employee to be an admission or evidence of any wrongdoing or liability on the part of the Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Separation Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.

12.              Complete and Voluntary Agreement: This Separation Agreement, together with the exhibits hereto, constitute the entire agreement between Employee and the Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. Except, however, the Ekso Bionics Team Handbook and Professional Conduct and Ethics (PCE) policy and the Employee Inventors Assignment and Confidential Information Agreement (EIACIA) dated on or about November 11, 2007, will remain in full force and effect up to and after Employee's termination of employment. Employee acknowledges that neither the Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Separation Agreement for the purpose of inducing Employee to execute the Separation Agreement, and Employee acknowledges that he has executed this Separation Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that Employee is executing this Separation Agreement voluntarily, and free of any duress or coercion.

13.              Severability: The provisions of this Separation Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable.

Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

14.              Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Separation Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Separation Agreement, executed by authorized representatives of each of the parties to this Separation Agreement. This Separation Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original

15.              Review of Separation Agreement: Employee understands that he may take up to forty-five (45) days to consider this Separation Agreement and, by signing below, affirms that he was advised to consult with an attorney prior to signing this Separation Agreement. Employee also understands he may revoke this Separation Agreement within seven (7) days of signing this document and that the compensation to be paid to Employee pursuant to Section 3 of the Separation Agreement will be paid only after the end of that seven (7) day revocation period ("Revocation Period"). Further, Employee understands that his separation is part of a group termination, and that he has been provided with statistical data on persons identified for separation.

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If Employee decides to revoke this Separation Agreement, he shall do so by delivering written notice of revocation to La'Quise Colbert, Human Resources Manager, Ekso Bionics, Inc., 1414 Harbour Way South, Suite 1201, Richmond, CA 94804 or hr@eksobionics.com. After the Revocation Period has passed, Employee understands that this Agreement shall be irrevocable.

16.              Effective Date: This Separation Agreement is effective on the eighth (8th) day after Employee signs it and without revocation by Employee (the "Effective Date").

17.              Governing Law: This Separation Agreement shall be governed by and construed in accordance with the laws of the State of California.

I ACKNOWLEDGE THAT MY TERMINATION WAS CONCURRENT WITH A GROUP TERMINATION, THAT I HAVE BEEN PROVIDED WITH STATISTICAL DATA ON THE PERSONS ELIGIBLE FOR BENEFITS, AND THAT I HAVE BEEN GIVEN AT LEAST 45 DAYS TO CONSIDER THIS DATA.

I HAVE BEEN SPECIFICALLY ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE. NO PROMISES OR REPRESENTATIONS OF ANY KIND HAVE BEEN MADE TO ME ABOUT IT. I HAVE EXECUTED IT VOLUNTARILY AND OF MY OWN FREE WILL, WITHOUT COERCION AND WITH FULL KNOWLEDGE OF WHAT IT MEANS TO DO SO. I UNDERSTAND THAT IF I DO NOT RETURN A SIGNED COPY OF THIS SEPARATION AGREEMENT AND RELEASE AFTER 45 DAYS, THE COMPANY'S OFFER TO PROVIDE THE BENEFITS DESCRIBED IN THIS AGREEMENT SHALL BE WITHDRAWN.

EKSO BIONICS HOLDINGS, INC.

/s/ Gregory Davault	By:	/s/ Jack Peurach
Gregory Davault
	Title:	Chief Executive Officer

May 5, 2018	May 9, 2018
Date	Date

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Exhibit A

QuickCalc Results

Check 1

Name:	Gregory Davault

Company:	BR8 - Ekso Bionics Inc

File #:	100170

Period Begin Date:	05/01/2018

Period End Date:	05/15/2018

Request Description:	Final Pay

Tax Frequency:

Worked In Cost Number:	000230-0000 - Marketing

Disburse Lien Deductions:	No

Gross to Net Summary
Total Hours	0.00
Total Earnings (Gross Pay)	10,312.00
Total Taxes	2,661.12
Total Deductions	1.35
Net Pay	7,649.53
Total Memos	0.00
Gross to Net Detail
Hours/Earnings

	Rate	Hours	Earnings	Field #
Regular	10,312.5000		10,312.00
Overtime
Total			10,312.00

Taxes
Federal	1,717.21
Medicare	149.50
State Worked In: CA - California	794.41
Total	2,661.12

Deductions
VA - ADD	1.35
Total	1.35

Memos

Total

Tax Status Code Changes

Federal:

FUTA:

Social Security:

Medicare:

State Worked In:

State Lived In:

SUI/SDI:

Local Worked In:

Local Lived In:

Workers’ Compensation:

QuickCalc Results

Check 1

Name:	Gregory Davault

Company:	BR8 - Ekso Bionics Inc

File #:	100170

Period Begin Date:	05/01/2018

Period End Date:	05/15/2018

Request Description:	PTO Payout

Tax Frequency:	B - Bonus

Worked In Cost Number:	000230-0000 - Marketing

Disburse Lien Deductions:	No

Gross to Net Summary
Total Hours	148.00
Total Earnings (Gross Pay)	17,609.90
Total Taxes	5,291.77
Total Deductions
Net Pay	12,318.13
Total Memos	0.00
Gross to Net Detail
Hours/Earnings

	Rate	Hours	Earnings	Field #
Regular
Overtime
P - Paid Time Off Hours	118.9858	148.00	17,609.90	3
Total		148.00	17,609.90

Taxes
Federal	3,874.18
Medicare	255.34
State Worked In: CA - California	1,162.25
Total	5,291.77

Deductions

Total

Memos

Total

Tax Status Code Changes

Federal:

FUTA:

Social Security:

Medicare:

State Worked In:

State Lived In:

SUI/SDI:

Local Worked In:

Local Lived In:

Workers’ Compensation:

Exhibit B

Greg Davault Equity Awards as of May 15, 2018 (Includes four months of additional vesting and 5 year exercise)

Type	Grant #	Granted	Grant Date	Vest Start Date	Vested 5/15/2018	4 months Addl Vesting	Total Vested	Exercise Price	Expiration	Vesting Terms
Stock options	2014-064	57,142	6/11/2015	3/23/2015	44,047	4,762	48,809	$ 9.59	05/15/23	25% after one year then 36 months
Stock options	2014-127	4,285	3/31/2016	3/31/2016	4,285	-	4,285	$ 5.27	05/15/23	50% immediate, 50% in one year
Stock options	2014-262	12,500	4/20/2017	4/20/2017	3,125	1,042	4,167	$ 2.85	05/15/23	25% after one year then 36 months
RSUs	2014-255	11,250	4/20/2017	4/20/2017	2,813	-	2,813	N/A	05/15/23	25% annually over 4 years

Exhibit C

EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

In consideration of, and as a condition of my employment with Ekso Bionics, Inc., a Delaware corporation with its principal offices in the State of California (the “Company”), I, Gregory Davault, as the “Employee” signing this Employee Invention Assignment and Confidentiality Agreement (this “Agreement”), hereby represent to the Company, and the Company and I hereby agree as follows:

1.      Purpose of Agreement . I understand that the Company is engaged in a continuous program of research, development, production and/or marketing in connection with its current and projected business and that it is critical for the Company to preserve and protect its proprietary information, its rights in certain inventions and works and in related intellectual property rights. Accordingly, I am entering into this Agreement, whether or not I am expected to create inventions or other works of value for the Company. As used in this Agreement, “Inventions” means inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, confidential information and trade secrets.

2.       Disclosure of Inventions . I will promptly disclose in confidence to the Company, or to any person designated by it, all Inventions that I make, create, conceive or first reduce to practice, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not patentable, copyrightable or protectable as trade secrets.

3.       Work for Hire; Assigned Inventions . I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment will be “works made for hire” under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. I agree that all Inventions that I make, create, conceive or first reduce to practice during the period of my employment, whether or not in the course of my employment, and whether or not patentable, copyrightable or protectable as trade secrets, and that (i) are developed using equipment, supplies, facilities or trade secrets of the Company; (ii) result from work performed by me for the Company; or (iii) relate to the Company’s business or actual or demonstrably anticipated research or development (the “Assigned Inventions”), will be the sole and exclusive property of the Company.

4.        Excluded Inventions and Other Inventions . Attached hereto as Exhibit A is a list describing all existing Inventions, if any, that may relate to the Company’s business or actual or demonstrably anticipated research or development and that were made by me or acquired by me prior to the Effective Date (as defined in Section 25, below), and which are not to be assigned to the Company (“Excluded Inventions”). If no such list is attached, I represent and agree that it is because I have no rights in any existing Inventions that may relate to the Company’s business or actual or demonstrably anticipated research or development. For purposes of this Agreement, “Other Inventions” means Inventions in which I have or may have an interest, as of the Effective Date or thereafter, other than Assigned Inventions and Excluded Inventions. I acknowledge and agree that if, in the scope of my employment, I use any Excluded Inventions or any Other Inventions, or if I include any Excluded Inventions or Other Inventions in any product or service of the Company or if my rights in any Excluded Inventions or Other Inventions may block or interfere with, or may otherwise be required for, the exercise by the Company of any rights assigned to the Company under this Agreement, I will immediately so notify the Company in writing. Unless the Company and I agree otherwise in writing as to particular Excluded Inventions or Other Inventions, I hereby grant to the Company, in such circumstances (whether or not I give the Company notice as required above), a perpetual, irrevocable, nonexclusive, transferable, world-wide, royalty-free license to use, disclose, make, sell, offer for sale, import, copy, distribute, modify and create works based on, perform, and display such Excluded Inventions and Other Inventions, and to sublicense third parties in one or more tiers of sub-licensees with the same rights.

5.       Exception to Assignment

. I understand that the Assigned Inventions will not include, and the provisions of this Agreement requiring assignment of inventions to the Company do not apply to, any invention that qualifies fully for exclusion under the provisions of Section 2870 of the California Labor Code, which are attached hereto as Exhibit B.

6.        Assignment of Rights . I agree to assign, and do hereby irrevocably transfer and assign, to the Company: (i) all of my rights, title and interests in and with respect to any Assigned Inventions; (ii) all patents, patent applications, copyrights, mask works, rights in databases, trade secrets, and other intellectual property rights, worldwide, in any Assigned Inventions, along with any registrations of or applications to register such rights; and (iii) to the extent assignable, any and all Moral Rights (as defined below) that I may have in or with respect to any Assigned Inventions. I also hereby forever waive and agree never to assert any Moral Rights I may have in or with respect to any Assigned Inventions and any Excluded Inventions or Other Inventions licensed to the Company under Section 4, even after termination of my employment with the Company. “Moral Rights” means any rights to claim authorship of a work, to object to or prevent the modification or destruction of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar right, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

7.        Assistance . I will assist the Company in every proper way to obtain and enforce for the Company all patents, copyrights, mask work rights, trade secret rights and other legal protections for the Assigned Inventions, worldwide. I will execute and deliver any documents that the Company may reasonably request from me in connection with providing such assistance. My obligations under this section will continue beyond the termination of my employment with the Company; provided that the Company agrees to compensate me at a reasonable rate after such termination for time and expenses actually spent by me at the Company’s request in providing such assistance. I hereby appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose. I agree that this appointment is coupled with an interest and will not be revocable.

8.        Proprietary Information . I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information or materials of a confidential or secret nature that may be made, created or discovered by me or that may be disclosed to me by the Company or a third party in relation to the business of the Company or to the business of any parent, subsidiary , affiliate, customer or supplier of the Company, or any other party with whom the Company agrees to hold such information or materials in confidence (the “Proprietary Information”). Without limitation as to the forms that Proprietary Information may take, I acknowledge that Proprietary Information may be contained in tangible material such as writings, drawings, samples, electronic media, or computer programs, or may be in the nature of unwritten knowledge or know-how. Proprietary Information includes, but is not limited to, Assigned Inventions, marketing plans, product plans, designs, data, prototypes, specimens, test protocols, laboratory notebooks, business strategies, financial information, forecasts, personnel information, contract information, customer and supplier lists, and the non-public names and addresses of the Company’s customers and suppliers, their buying and selling habits and special needs.

9.       Confidentiality . At all times, both during my employment and after its termination, I will keep and hold all Proprietary Information in strict confidence and trust. I will not use or disclose any Proprietary Information without the prior written consent of the Company in each instance, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company, and I will not take with me or retain in any form any documents or materials or copies containing any Proprietary Information.

10.     Physical Property . All documents, supplies, equipment and other physical property furnished to me by the Company or produced by me or others in connection with my employment will be and remain the sole property of the Company. I will return to the Company all such items when requested by the Company, excepting only my personal copies of records relating to my employment or compensation and any personal property I bring with me to the Company and designate as such. Even if the Company does not so request, I will upon termination of my employment return to the Company all Company property, and I will not take with me or retain any such items.

11.     No Breach of Prior Agreements . I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information, confidentiality, non-competition, or other agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials or intangibles of my own or of a former employer or third party that are not generally available for use by the public or have not been legally transferred to the Company.

12.     “At Will” Employment . I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that I am an “at will” employee of the Company and that my employment can be terminated at any time, with or without notice and with or without cause, for any reason or for no reason, by either the Company or by me. I acknowledge that any statements or representations to the contrary are ineffective, unless put into a writing signed by the Company. I further acknowledge that my participation in any stock option or benefit program is not to be construed as any assurance of continuing employment for any particular period of time.

13.     Company Opportunities; Duty Not to Compete . During the period of my employment, I will at all times devote my best efforts to the interests of the Company, and I will not, without the prior written consent of the Company, engage in, or encourage or assist others to engage in, any other employment or activity that: (i) would divert from the Company any business opportunity in which the Company can reasonably be expected to have an interest; (ii) would directly compete with, or involve preparation to compete with, the current or future business of the Company; or (iii) would otherwise conflict with the Company’s interests or could cause a disruption of its operations or prospects.

14.     Non-Solicitation of Employees/Consultants . During my employment with the Company and for a one (1) year period thereafter, I will not directly or indirectly solicit away employees or consultants of the Company for my own benefit or for the benefit of any other person or entity, nor will I encourage or assist others to do so.

15.     Use of Name & Likeness . I hereby authorize the Company to use, reuse, and to grant others the right to use and reuse, my name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any form of media or technology now known or hereafter developed, both during and after my employment, for any purposes related to the Company’s business, such as marketing, advertising, credits, and presentations.

16.     Notification . I hereby authorize the Company, during and after the termination of my employment with the Company, to notify third parties, including, but not limited to, actual or potential customers or employers, of the terms of this Agreement and my responsibilities hereunder.

17.     Injunctive Relief . I understand that a breach or threatened breach of this Agreement by me may cause the Company to suffer irreparable harm and that the Company will therefore be entitled to injunctive relief to enforce this Agreement.

18.     Governing Law; Severability . This Agreement is intended to supplement, and not to supersede, any rights the Company may have in law or equity with respect to the duties of its employees and the protection of its trade secrets. This Agreement will be governed by and construed in accordance with the laws of the State of California without giving effect to any principles of conflict of laws that would lead to the application of the laws of another jurisdiction. If any provision of this Agreement is invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible, given the fundamental intentions of the parties when entering into this Agreement. To the extent such provision cannot be so enforced, it will be stricken from this Agreement and the remainder of this Agreement will be enforced as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

19.     Counterparts . This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together will constitute one and the same agreement.

20.     Entire Agreement . This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to such subject matter.

21.     Amendment and Waiver . This Agreement may be amended only by a written agreement executed by each of the parties to this Agreement. No amendment or waiver of, or modification of any obligation under, this Agreement will be enforceable unless specifically set forth in a writing signed by the party against which enforcement is sought. A waiver by either party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition with respect to any other instance, whether prior, concurrent or subsequent.

22.     Successors and Assigns; Assignment . Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will bind and benefit the parties and their respective successors, assigns, heirs, executors, administrators, and legal representatives. The Company may assign any of its rights and obligations under this Agreement. I understand that I will not be entitled to assign or delegate this Agreement or any of my rights or obligations hereunder, whether voluntarily or by operation of law, except with the prior written consent of the Company.

23.     Further Assurances . The parties will execute such further documents and instruments and take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement. Upon termination of my employment with the Company, I will execute and deliver a document or documents in a form reasonably requested by the Company confirming my agreement to comply with the post-employment obligations contained in this Agreement.

24.     Acknowledgement . I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with this Agreement.

25.     Effective Date of Agreement . This agreement is and will be effective on and after the first day of my employment by the Company, which is March 23, 2015 (the “Effective Date”).

Company: Ekso Bionics, Inc.	Employee:

By:	/s/ Maximilian Scheder-Bieschin	/s/ Gregory Davault
Signature

Name:	Maximilian Scheder-Bieschin	Gregory Davault
Name (Please Print full legal name)

Title:	Chief Financial Officer	April 27, 2015
Date of Signature

Exhibit A

LIST OF EXCLUDED INVENTIONS UNDER SECTION 4

Title	Date	Identifying Number or Brief Description

________ No inventions, improvements, or original works of authorship

________Additional sheets attached

Signature of Employee:

Print Name of Employee:

Date:

Exhibit B

CALFORNIA LABOR CODE 2870 NOTICE:

California Labor Code Section 2870 provides as follows:

Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under California Labor Code Section 2870(a), the provision is against the public policy of this state and is unenforceable.

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